EXHIBIT 21
CROWN CASTLE INTERNATIONAL CORP. SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
CC Holdings GS V LLC	Delaware
CC Towers Guarantor LLC	Delaware
CC Towers Holding LLC	Delaware
CCGS Holdings Corp.	Delaware
Crown Atlantic Company LLC	Delaware
Crown Castle Atlantic LLC	Delaware
Crown Castle Australia Holdings Pty Limited	Australia
Crown Castle Australia Pty Ltd	Australia
Crown Castle CA Corp.	Delaware
Crown Castle GT Company LLC	Delaware
Crown Castle GT Corp.	Delaware
Crown Castle GT Holding Sub LLC	Delaware
Crown Castle MU LLC	Delaware
Crown Castle Operating Company	Delaware
Crown Castle Operating LLC	Delaware
Crown Castle PT Inc.	Delaware
Crown Castle Solutions Corp.	Delaware
Crown Castle South LLC	Delaware
Crown Castle Towers 06-2 LLC	Delaware
Crown Castle Towers LLC	Delaware
Crown Castle USA Inc.	Pennsylvania
Crown Communication LLC (f/k/a Crown Communication Inc. d/b/a/ Crown Communications and CrownCom)	Delaware
Global Signal Acquisitions II LLC	Delaware
Global Signal Acquisitions III LLC	Delaware
Global Signal Acquisitions IV LLC	Delaware
Global Signal GP LLC	Delaware
Global Signal Holdings III LLC	Delaware
Global Signal Operating Partnership, L.P.	Delaware
MW Cell REIT 1 LLC	Delaware
NewPath Networks, Inc.	Delaware
Pinnacle Towers Acquisition LLC	Delaware
Pinnacle Towers Acquisitions Holdings LLC	Delaware
Pinnacle Towers LLC	Delaware
WCP Wireless Site RE Funding LLC	Delaware
WCP Wireless Site RE Holdco LLC	Delaware